Exhibit 10.18.8

                           AMENDMENT NUMBER THIRTEEN
                         TO LOAN AND SECURITY AGREEMENT

         This AMENDMENT NUMBER THIRTEEN TO LOAN AND SECURITY AGREEMENT, dated as of March 28, 2002 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of April 30, 1998 (as amended by those certain amendments dated as of September 30, 1998, December 1, 1998, April 27, 1999, May 27, 1999, June 25, 1999, December 6, 1999, May 31, 2000, October 31, 2000, April 16, 2001,
September 28, 2001 and December 1, 2001, the "Loan Agreement"), by and between THE CREDIT STORE, INC., a Delaware corporation ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                 R E C I T A L S

         WHEREAS, Borrower has informed coast that American Credit Alliance, a Nevada corporation ("Guarantor"), the Guarantor of Borrower's Obligations to Coast under and pursuant to that certain Continuing Guaranty dated as of April 30, 1998 (the "Guaranty")has been dissolved and all of the assets and liabilities of Guarantor have been transferred and assumed by Borrower ("Dissolution"); and,

         WHEREAS, Borrower has requested that Coast consent to the Dissolution; and,

         WHEREAS, Coast is willing to consent to the Dissolution upon the execution and delivery of this Amendment; and,

         WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment.

         NOW, THEREFORE, the parties hereto agree as follows:

                                A M E N D M E N T

Section 1. AMENDMENT TO SECTION 2.1 SCHEDULE. The introductory paragraph to
Section 2.1 of the Schedule to the Loan Agreement is hereby amended by deleting such introductory paragraph to the Section in its entirety and replacing it with the following:

                  "Loans in a total amount at any time outstanding not to exceed the lesser of: (i) a total of Nine Million Six Hundred Thousand Dollars ($9,600,000) at any one time outstanding (the "Maximum Dollar Amount"), or (ii) the sum of (a), (b) and (c) below; provided, however, effective on and after the effective date of this Amendment, the Maximum Dollar Amount shall be permanently reduced by an amount equal to Sixty percent (60%) of the net cash proceeds (excluding net cash proceeds from monthly sales by




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                  Borrower to TCS Funding IV) derived by Borrower from
                  financings, sales or securitizations of credit card portfolios."

         Section 3. CONSENT TO DISSOLUTION AND TERMINATION OF GUARANTY. Conditioned upon the effectiveness of this Amendment Coast hereby consents to the Dissolution of the Guarantor and in connection therewith the transfer of all of the assets to and assumption of all the liabilities of the Guarantor by Borrower and the termination of the Guaranty..

         Section 4. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Coast of an executed copy of this Amendment executed by Borrower.

         Section 5. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

         Section 6. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

         Section 7. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                           BORROWER:

                                           THE CREDIT STORE, INC.,

                                           a Delaware corporation

                                           By  /s/ Michael J. Philippe
                                               -----------------------
                                                   Michael J. Philippe
                                                   President or Vice President

                                           By  /s/ Cynthia D. Hassoun
                                               ----------------------
                                                   Cynthia D. Hassoun
                                                   Secretary or Ass't Secretary

                                           COAST:

                                           COAST BUSINESS CREDIT,

                                           a division of Southern Pacific Bank

                                           By  /s/ Maged Ghebrial
                                               ------------------
                                                   Maged Ghebrial
                                           Title   Senior Vice President

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